Contact: Frances G. Rathke, CFO
Tel: (802) 244-5621, x.1300

Green Mountain Coffee Roasters Reports Fiscal 2006
Strong Fourth Quarter and Full Year Results

Fiscal 2006 sales up 39.5% over prior year
Strong Revenue Growth Drives Fourth Quarter Performance

WATERBURY, VT (November 16, 2006) --Green Mountain Coffee Roasters, Inc., (NASDAQ: GMCR) today announced results for the fourth quarter and fiscal year ended September 30, 2006.

Net sales for the thirteen-week fourth quarter ended September 30, 2006 increased 83.7% to $66.9 million from $36.4 million in the twelve-week fiscal fourth quarter of 2005. Included in Green Mountain Coffee's fiscal fourth quarter 2006 net sales is approximately $21.6 million of Keurig, Inc.'s (Keurig) net sales after the closing of the acquisition on June 15, 2006. Please note that the fiscal fourth quarter and fiscal year 2006 have an extra week as compared to the 2005 periods.

Net income for the fiscal fourth quarter of 2006 was $1.5 million or $0.19 per diluted share, compared to net income of $2.4 million, or $0.31 per diluted share, for the year ago period. Excluding the impact of the non-cash items described below, non-GAAP net income grew approximately 14.0% in the fiscal fourth quarter totaling $2.7 million, or $0.34 per share, compared to non-GAAP net income of $2.4 million or $0.30 per share, for the year ago period. The non-cash items were: 1.) Pre-tax non-cash stock-based compensation charges associated with the Company's adoption of FAS 123R at the beginning of fiscal year 2006 of $472,000 or approximately $0.04 per diluted share in the fiscal fourth quarter; 2.) As part of the purchase price accounting for the acquisition of Keurig, the fiscal fourth quarter 2006 results include pre-tax non-cash amortization expense related to the identifiable intangibles and pre-tax non-cash inventory step-up adjustments of approximately $1.5 million or $0.11 per diluted share; and 3.) The Company's net income in the fourth quarter of 2005 includes recognition of after-tax non-cash income of $60,000 or $0.01 per share as a result of its equity investment in Keurig, Inc. A reconciliation of all GAAP to non-GAAP financial measures is provided in the Company's financial tables accompanying this press release.

For the fifty-three weeks ended September 30, 2006, the Company experienced a 39.5% increase in net sales to $225.3 million from $161.5 million for the fifty-two weeks ended September 24, 2005. Net income for fiscal 2006 was $8.4 million, or $1.07 per diluted share, as compared to net income of $9.0 million, or $1.17 per diluted share for the prior year. Excluding the impact of certain non-cash expenses illustrated in the financial tables accompanying this press release, non-GAAP net income grew approximately 21.7% in fiscal 2006 totaling $11.5 million, or $1.45 per share, compared to non-GAAP net income of $9.5 million or $1.23 per share.

Robert P. Stiller, Chairman, President and Chief Executive Officer said, "I am very pleased with the financial results we reported today and, in particular, the strong top and bottom line growth we delivered to our stockholders. In fiscal 2006 we acquired Keurig thus combining two strong brands. The acquisition enabled us to accelerate the sales and profit growth of the Company due to the leadership position of Keurig in the single-cup brewing industry for the home and office environments. Also, we grew shipments of our Newman's Own® Organics Fair Trade and entire Fair Trade and Certified Organics lines by 69% including the expansion into over 650 McDonalds restaurants. I believe that our balanced approach to social responsibility, combined with our entrepreneurial way of building our business to expand the reach of our brands, is contributing meaningfully to our success."

Fourth Quarter Ended September 30, 2006 Financial Review

Green Mountain Coffee Roasters Stand-Alone Highlights:

  Net sales increased 40.2% to $51.1 million, up from $36.4 million in the fourth quarter of 2005. Dollar sales growth was strongest in the office coffee service (OCS), food service and consumer direct channels. Green Mountain K-Cup® shipments of coffee and tea increased 51% over the prior year quarter.
  The food service channel was the largest channel contributor to the Company's coffee pounds shipped growth, representing 39% of coffee pound growth for the quarter. The 101% increase over the prior year's quarter is a result of the November 1, 2005 roll-out to over 650 McDonald's restaurants in New England and New York.
  The 40% increase in the OCS channel continues to demonstrate the appeal of the Keurig single-cup brewing system.
  The consumer direct channel grew 105% in dollar sales and 77% in coffee pounds shipped. The majority of this growth was related to the sales of K-Cups® to consumers for use with Keurig® Single-Cup Brewers, as well as K-Cup sales to Keurig, for their developing retail and consumer channels.
  In the convenience store channel, coffee pounds shipped increased 23%. This increase was due mainly to increased sales relating to inventory replenishment to McLane Company, the distributor to Exxon Mobil Corporation convenience stores.
  The supermarket channel coffee pounds shipped increased 15% with strong growth from both existing customers and new customers.
  The Company experienced an 82% gain in shipments of certified Fair Trade and organic coffees, including co-branded Newman's Own® Organic coffees with the major growth driver being the new McDonald's business. Certified Fair Trade and organic coffees represented approximately 28% of total Company volume, up from 22% in the year ago quarter.
  Gross profit margin was 34.6% of sales compared to 34.4% in the comparable quarter of fiscal 2005.
  Selling, general and administrative (S,G&A) expenses were 25.5% of sales as compared to 24.0% in the comparable quarter of fiscal 2005. The difference is due to increased promotional and marketing costs, higher variable compensation and personnel compensation to support the growth of the business. In addition, S,G&A in the fourth quarter of fiscal 2006 includes a $347,000 non-cash charge for stock option compensation.
  The Company's stand-alone operating margin was 9.1%. Excluding the $418,000 total stock compensation charge and the impact of the Keurig investment on its financial results, the Company's stand-alone operating margin was 10.0% as compared to 10.4% in the prior year period.

Keurig, a wholly owned subsidiary, Stand-Alone Highlights:

  Net sales of Keurig included in the Company's fourth quarter of fiscal 2006 prior to elimination of inter-company sales were $21.6 million, an increase of 45% over the prior year period when Keurig was not consolidated into the Company's financial results. The increase in sales was primarily due to higher brewer sales and royalty income from the sales of K-Cups. Sales of brewers and K-Cup royalty income increased 45% over the prior year period. As part of the consolidation, $5.8 million of inter-company sales and $5.6 million of cost of goods sold were eliminated. Further detail on shipments of Keurig brewers and K-Cups is provided in the chart accompanying this press release.
  Net income before income taxes was $1.3 million after inter-company eliminations and before the impact of the purchase price items described below. For the fiscal fourth quarter, the net impact of Keurig was to decrease the consolidated net income of the Company by approximately $1.2 million or $0.15 per share of which approximately $0.12 per share was non-cash items and $0.03 per share was due to the net impact of the added interest expense less Keurig's net income for this quarter.

Keurig Purchase Price Accounting Highlights included in the Company's financial results for the fiscal fourth quarter of 2006:

  Green Mountain Coffee financed the cash portion of the purchase price of Keurig through a new five-year $125 million syndicated revolving credit facility led by Bank of America. The interest expense associated with the acquisition increased the Company's total interest expense by approximately $1.8 million for the quarter.
  In the fourth quarter of fiscal 2006, the pre-tax non-cash amortization expense related to the identifiable intangibles and inventory step-up adjustment was approximately $1.5 million.
  As part of the purchase price, Green Mountain Coffee assumed the currently outstanding unvested options of the Keurig employees at June 15, 2006 and issued an inducement grant. The aggregate expense associated with these stock options is estimated at a total of $4.7 million which will be recognized over the next four years with a greater percentage of the expense in the first two years. For the fourth quarter of fiscal 2006, stock option expense associated with the Keurig options was $54,000.

Business Outlook and Other Forward-Looking Information

Company Estimates for Fiscal Year 2007:

  Total consolidated net sales growth of 35% to 45% including a range of 17% to 20% for Green Mountain Coffee without giving effect to Keurig sales as a result of the acquisition primarily due to anticipated strong double-digit sales in the office coffee channel and significant growth in the consumer direct channel. Fiscal 2007 will be 52 weeks as compared to 53 weeks in fiscal 2006.
  An operating margin in the range of 9.0% to 9.5% including consolidated non-cash charges of approximately $3.6 million for stock option compensation and $5.3 million for non-cash amortization expense related to the purchase price accounting allocation to certain intangibles and the inventory step-up adjustment.
  Interest expense of $6.5 to $7.5 million.
  A tax rate of 42.0% as compared to 41.4% in fiscal 2006.
  Fully diluted GAAP earnings per share in the range of $1.51 to $1.57 per share, including the non-cash stock compensation expenses and amortization expenses related to the identifiable intangibles, which are estimated to reduce EPS by approximately $0.60 per share ($0.25 per share for stock compensation expense and $0.36 per share for amortization expense). This compares to fully diluted fiscal 2006 GAAP EPS of $1.07. For comparison purposes, excluding the impact of these non-cash expenses, non-GAAP EPS is estimated to be in the range of $2.11 to $2.17 in fiscal 2007 as compared to non-GAAP EPS of 1.45 per share in fiscal 2006.

Company Estimates for First Quarter Fiscal Year 2007 to end on December 30, 2006:

  Please note that the Company is changing its quarterly calendar in fiscal 2007 to report four thirteen-week quarters ending on the last Saturday in September (which is the same year-end as in prior years). The prior quarterly calendar was 16 weeks for the first quarter, twelve weeks for the second, third and fourth quarters except in the years with the additional 53rd week.
  The following guidance for the first quarter is based upon 13 weeks for the first quarter of fiscal 2007. A pro-forma thirteen-week first quarter fiscal 2006 will be provided as a footnote in the Company's first quarter SEC filing.
  Consolidated net sales in the range of $75 million to $79 million with Green Mountain Coffee's stand-alone net sales for the first thirteen weeks of fiscal 2007 in the range of $59 million to $63 million.
  An operating margin in the range of 5.7% to 6.1% including a non-cash charge of approximately $900,000 or $0.06 per share for stock option compensation and non-cash amortization expenses for identifiable intangibles of approximately $1.4 million or $0.10 per share.
  Fully diluted earnings per share in the range of $0.17 to $0.22 per share, including the non-cash stock compensation expenses and amortization expenses related to the identifiable intangibles, which are estimated to reduce EPS by approximately $0.16 per share.

Company Estimates Relating to Balance Sheet and Cash Flow:

  Capital expenditures for fiscal 2007 remain in the range of $15 to $17 million.
  Depreciation and amortization expenses in the range of $15.3 to $16.3 million including the $5.3 million for amortization of identifiable intangibles.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP operating results that exclude certain charges or credits and information regarding non-cash related items such as stock-based compensation, inventory step-up adjustments and amortization of identifiable intangibles related to the Keurig acquisition completed on June 15, 2006 and non-cash gain or losses from the Company's equity investment in Keurig prior to the acquisition. These amounts are not in accordance with, or an alternative to, GAAP. The Company's management believes that these measures provide investors with greater transparency by helping to illustrate the underlying financial and business trends relating to the Company's results of operations and financial condition and comparability between current and prior periods. Management uses the measures to establish and monitor budgets and operational goals and to evaluate the performance of the Company. In this press release, the Company presents its results for the fourth quarter and full fiscal years 2006 and 2005 on a GAAP and Non-GAAP basis with a line item reconciliation.

Green Mountain Coffee Roasters will be discussing these financial results and future prospects with analysts and investors in a conference call available via the internet. The call will take place today, at 10:30 AM ET and will be available via live webcast on the Company's website at www.GreenMountainCoffee.com and other major portals.

The Company archives the latest conference call on the Investor Services section of its website for a period of time. A replay of the conference call also will be available by telephone at 719-457-0820, confirmation code 5493109 from 1:30 PM ET on November 16th through midnight on Monday, November 20th, 2006.

Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) is recognized as a leader in the specialty coffee industry for its award-winning coffees and successful business practices. The Company sells over 100 high quality selections, including Fair Trade Certified™ and organic coffees under the Green Mountain Coffee Roasters® and Newman's Own® Organics brands. While the majority of the Company's revenue is derived from its wholesale, direct mail, and e-commerce operations (www.GreenMountainCoffee.com), it also owns Keurig, Incorporated, a pioneer and leading manufacturer of gourmet single-cup brewing systems. Keurig markets premium single-cup (K-Cup) coffee brewing systems for the office and the home while the Company licenses, manufactures and sells Green Mountain coffee and tea K-Cups® for offices, homes and other venues. Green Mountain Coffee Roasters was recently ranked No. 1 on the Business Ethics list of "100 Best Corporate Citizens," and has been recognized repeatedly by Forbes, Fortune Small Business, and the Society of Human Resource Management as an innovative, high-growth, socially responsible company.

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, fluctuations in availability and cost of high-quality green coffee, the unknown impact of any price increases on net sales, competition, business conditions in the coffee industry and food industry in general, Keurig Inc.'s ability to continue to grow and build profits in the office and at home markets, the impact of the loss of one or more major customers for Green Mountain Coffee or reduction in the volume of purchases by one or more major customers, delays in the timing of adding new locations with existing customers, Green Mountain Coffee's level of success in continuing to attract new customers, the Company's success in efficiently expanding operations and capacity to meet growth, variances from sales mix and growth rate, weather and special or unusual events, as well as other risks as described more fully in the Company's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

- Tables Follow -

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Consolidated Statements of Operations
(Dollars in thousands except per share data)

	Thirteen weeks ended	Twelve weeks ended	Fifty three weeks ended	Fifty two weeks ended
	September 30, 2006	September 24, 2005	September 30, 2006	September 24, 2005

Net sales	$ 66,875	$36,404	$225,323	$ 161,536
Cost of sales	41,724	23,886	143,289	104,561
Gross profit	25,151	12,518	82,034	56,975

Selling and operating expenses	14,350	6,780	46,808	31,517
General and administrative expenses	6,380	1,954	17,112	9,554
Operating income	4,421	3,784	18,114	15,904

Other income	(24)	69	202	163
Interest expense	(1,816)	(41)	(2,261)	(498)
Income before income taxes	2,581	3,812	16,055	15,569

Income tax expense	(1,047)	(1,437)	(6,649)	(6,121)
Income before equity in earnings of Keurig, Incorporated, net of taxes	1,534	2,375	9,406	9,448
Equity in earnings of Keurig, Incorporated, net of taxes	-	60	(963)	(492)
Net income	$ 1,534	$ 2,435	$8,443	$8,956
	====	====	====	====
Basic income per share:
Weighted average shares outstanding	7,543,728	7,397,345	7,505,567	7,192,431
Net income	$ 0.20	$0.33	$ 1.12	$1.25

Diluted income per share:
Weighted average shares outstanding	7,937,019	7,860,450	7,909,116	7,666,832
	$ 0.19	$0.31	$ 1.07	$ 1.17

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Consolidated Balance Sheets
(Dollars in thousands)
	September 30, 2006	September 24, 2005

Assets
Current assets:
Cash and cash equivalents	$1,066	$6,247
Restricted cash and cash equivalents	208	203
Receivables, less allowances of $1,021 and $544 at September 30, 2006, and September 24, 2005, respectively	30,071	16,548
Inventories	31,796	14,072
Other current assets	2,816	1,274
Income tax receivable	618	-
Deferred income taxes, net	1,384	1,346
Total current assets	67,959	39,690

Fixed assets, net	49,800	39,507
Investment in Keurig, Inc.	-	9,765
Intangibles	39,019	-
Goodwill	75,305	1,446
Other long-term assets	2,912	739

	$234,995	$91,147
	=======	=======
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$ 97	$3,530
Accounts payable	24,113	11,228
Accrued compensation costs	5,606	1,929
Accrued expenses	9,108	5,054
Other short-term liabilities	874	60
Income tax payable	-	717
Total current liabilities	39,798	22,518

Long-term revolving line of credit	102,800	-
Long-term debt	71	5,218
Deferred income taxes	17,386	3,019

Commitments and contingencies
Stockholders' equity:
Common stock, $0.10 par value: Authorized - 20,000,000 shares; Issued - 8,786,505 and 8,638,281 shares at September 30, 2006 and September 24, 2005, respectively	879	864
Additional paid-in capital	36,070	29,651
Retained earnings	46,138	37,695
Accumulated other comprehensive (loss)	(548)	(72)
ESOP unallocated shares, at cost - 15,205 shares	(263)	(410)
Treasury shares, at cost - 1,157,554 shares	(7,336)	(7,336)
Total stockholders' equity	74,940	60,392

	$234,995	$91,147
	=======	=======

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Consolidated Statements of Operations
Non-GAAP basis
(In thousands except per share data)

	Thirteen weeks ended September 30, 2006						Twelve weeks ended September 24, 2005
	GAAP	Stock- Based Compensation	Inventory Step up Adjustment	Amortization of Identifiable Intangibles	Equity in earnings of Keurig, net of tax	Non-GAAP	GAAP	Stock- Based Compensation	Inventory Step up Adjustment	Amortization of Identifiable Intangibles	Equity in earnings of Keurig, net of tax	Non-GAAP

Net Sales	$66,875	$-	$-	$-	$-	$66,875	$36,404	$-	$-	$-	$-	$36,404
Cost of Sales	41,724	(80)	(309)	-	-	41,335	23,886	-				23,886
Gross Profit	25,151	80	309	-	-	25,540	12,518	-	-	-	-	12,518
Selling and operating expenses	14,350	(135)	-	-	-	14,215	6,780	-				6,780
General and administrative expenses	6,380	(257)	-	(1,203)	-	4,920	1,954	-				1,954
Operating Income	4,421	472	309	1,203	-	6,405	3,784					3,784
Other income	(24)	-	-	-	-	(24)	69	-				69
Interest expense	(1,816)	-	-	-	-	(1,816)	(41)	-				(41)
Income before income taxes	2,581	472	309	1,203	-	4,565	3,811					3,811
Income tax expense	(1,047)	(192)	(126)	(492)	-	(1,857)	(1,437)	-				(1,437)
Income before equity in losses of Keurig,	1,534	280	183	711	-	2,708	2,375					2,375
Incorporated, net of tax benefit
Equity in income (loss) of Keurig,	-	-	-	-	-	-	60	-			(60)	-
Incorporated, net of tax benefit
Net Income	$1,534	$280	$183	$711	$-	$2,708	$2,435	$-	$-	$-	$(60)	$2,375

Basic income per share:
Weighted average shares outstanding	7,543,728	7,543,728	7,543,728	7,543,728	7,543,728	7,543,728	7,397,645	7,397,645	7,397,645	7,397,645	7,397,645	7,397,645
Net Income	$0.20	$0.04	$0.02	$0.09	$-	$0.36	$0.33	$-	$-	$-	$(0.01)	$0.32

Diluted income per share:
Weighted average shares outstanding	7,937,019	7,937,019	7,937,019	7,937,019	7,937,019	7,937,019	7,860,450	7,860,450	7,860,450	7,860,450	7,860,450	7,860,450
Net income	$0.19	$0.04	$0.02	$0.09	$-	$0.34	$0.31	$-	$-	$-	$(0.01)	$0.30

	Fifty-Three weeks ended September 30, 2006						Fifty-Two weeks ended September 24, 2005
	GAAP	Stock- Based Compensation	Inventory Step up Adjustment	Amortization of Identifiable Intangibles	Equity in earnings of Keurig, net of tax	Non-GAAP	GAAP	Stock- Based Compensation	Inventory Step up Adjustment	Amortization of Identifiable Intangibles	Equity in earnings of Keurig, net of tax benefit	Non-GAAP

Net Sales	$225,323	$-	$-	$-	$-	$225,323	$161,536	$-	$-	$-	$-	$161,536
Cost of Sales	143,289	(297)	(362)	-	-	142,630	104,561	-				104,561
Gross Profit	82,034	297	362	-	-	82,693	56,975	-	-	-	-	56,975
Selling and operating expenses	46,808	(538)	-	-	-	46,270	31,517	-				31,517
General and administrative expenses	17,112	(970)	-	(1,402)	-	14,740	9,554	-				9,554
Operating Income	18,114	1,805	362	1,402	-	21,683	15,904					15,905
Other income	202	-	-	-	-	202	163	-				163
Interest expense	(2,261)	-	-	-	-	(2,261)	(498)	-				(498)
Income before income taxes	16,055	1,805	362	1,402	-	19,624	15,569					15,570
Income tax expense	(6,649)	(748)	(150)	(581)	-	(8,128)	(6,121)	-				(6,121)
Income before equity in losses of Keurig,	9,406	1,057	212	821	-	11,496	9,448					9,448
Incorporated, net of tax benefit
Equity in income (loss) of Keurig,	(963)	-	-	-	963	-	(492)	-			492	-
Incorporated, net of tax benefit
Net Income	$8,443	$1,057	$212	$821	$963	$11,496	$8,956	$-	$-	$-	$492	$9,448

Basic income per share:
Weighted average shares outstanding	7,505,567	7,505,567	7,505,567	7,505,567	7,505,567	7,505,567	7,192,431	7,192,431	7,192,431	7,192,431	7,192,431	7,192,431
Net Income	$1.12	$0.14	$0.03	$0.11	$0.13	$1.54	$1.25	$-	$-	$-	$0.07	$1.31

Diluted income per share:
Weighted average shares outstanding	7,909,000	7,909,000	7,909,000	7,909,000	7,909,000	7,909,000	7,666,832	7,666,832	7,666,832	7,666,832	7,666,832	7,666,832
Net income	$1.07	$0.13	$0.03	$0.10	$0.12	$1.45	$1.17	$-	$-	$-	$0.06	$1.23

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Total Coffee Pounds Shipped by Stand-Alone Green Mountain Coffee
(Unaudited Pounds in Thousands)

Channel	Q4 13 wks. ended 9/30/06	Q4 12 wks. ended 9/24/05	Q4 Y/Y lb. Increase	Q4 % Y/Y lb. Increase	FY06 53 wks. ended 9/30/06	FY05 52 wks. ended 9/24/05	FY06 Y/Y lb. Increase	FY06 % Y/Y lb. Increase
Supermarkets	1,492	1,301	191	14.7%	6,398	5,761	637	11.1%
Convenience Stores	1,589	1,294	296	22.9%	5,836	5,392	444	8.2%
Office Coffee Srvs	1,576	1,124	452	40.2%	6,423	4,982	1,441	28.9%
Food Service	1,364	680	684	100.6%	4,963	3,058	1,905	62.3%
Consumer Direct	270	152	117	77.0%	993	686	307	44.8%
Totals	6,291	4,551	1,740	38.2%	24,613	19,879	4,734	23.8%

Note: Certain prior year customer channel classifications were reclassified to conform to current year classifications.
Note: The pounds shipped number in the Consumer Direct channel, includes shipments made to Keurig, Inc. for sales to the retail channel.

Region	Q4 13 wks. ended 9/30/06	Q4 12 wks. ended 9/24/05	Q4 Y/Y lb. Increase	Q4 % Y/Y lb. Increase	FY06 53 wks. ended 9/30/06	FY05 52 wks. ended 9/24/05	FY06 Y/Y lb. Increase	FY06 % Y/Y lb. Increase
New England	2,878	1,941	937	48.3%	11,174	8,315	2,859	34.4%
Mid Atlantic	1,627	1,306	321	24.6%	6,696	5,894	802	13.6%
South	1,113	773	340	44.0%	3,998	3,332	666	20.0%
Midwest	313	236	77	32.6%	1,272	1,046	226	21.6%
West	315	263	52	19.8%	1,297	1,133	164	14.5%
International	45	32	13	40.6%	176	159	17	10.7%
Totals	6,291	4,551	1,740	38.2%	24,613	19,879	4,734	23.8%

Data Related to Keurig, Inc., a wholly-owned subsidiary, and Green Mountain Coffee Roasters
(Unaudited data and in thousands)
					FY06	FY05
	Q4 13 wks	Q4 12 wks	Q4	Q4%	53 wks	52 wks	FY06	FY06
	ended	ended	Y/Y	Y/Y	ended	ended	Y/Y	% Y/Y
	9/30/06	9/25/05	Increase	Increase	9/30/06	9/25/05	Increase	Increase
Total Keurig brewers shipped (1)	90	49	41	83%	247	142	105	74%
Total K-Cups shipped (system-wide) (2)	115,480	71,509	43,971	61%	448,874	312,405	136,469	44%
Total K-Cups shipped by GMCR (3)	63,483	41,906	21,577	51%	254,892	187,288	67,604	36%
  Total Keurig brewers shipped means brewers shipped by Keurig to customers in the US/Canada. Cumulative brewers shipped life to date to customers in the US/Canada as of 9/30/06 is 473 thousand units. The 52 week data is for reference purposes and includes periods prior to the acquisition of Keurig on June 15, 2006.
  Total K-Cups shipped (system-wide) means K-Cup shipments by all Keurig licensed roasters to customers in the US/Canada. These shipments form the basis upon which royalties are calculated by licensees for payments to Keurig. The 52 week data is for reference purposes and includes periods prior to the acquisition of Keurig on June 15, 2006.
  Total K-Cups shipped by GMCR are under the brands Green Mountain Coffee, Newman's Own Organics coffee and Celestial Seasonings tea.

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